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                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF PERKINS COIE LLP]


                                January 2, 2001


Puget Energy, Inc.
411-108th Avenue N.E.
Bellevue, WA  98004-5515

     Re: Post-Effective Amendment No. 1 to Registration Statement No. 333-41157 on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Puget Energy, Inc. (the "Company") in connection with the preparation of a Post-Effective Amendment No. 1 to Registration Statement No. 333-41157 on Form S-8 (the "Registration Statement"), which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement is being filed for shares of the Company's common stock, $.01 par value, which may be issued pursuant to the Company's Puget Energy, Inc. Nonemployee Director Stock Plan (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies, and the genuineness of all signatures.

     Based on and subject to the foregoing, we are of the opinion that any shares that may be issued pursuant to the Plan which are original issuance shares have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, the issuance thereof by the Company in accordance with the terms of each Plan and the receipt of consideration therefor in accordance with the terms of the Plan, such shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ Perkins Coie LLP